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Section 4.4 Registration Rights Agreement between View Systems, Inc. and Rubin
            Investment Group, dated February 18, 2000

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                                    Right to Purchase up to 1,000,000
                                    Shares of Common Stock of View
                                    Systems, Inc.

No.___

                               VIEW SYSTEMS, INC.
                      Second Common Stock Purchase Warrant

            VIEW SYSTEMS, INC., a Florida corporation (the "Company") hereby certifies that, for value received, RUBIN INVESTMENT GROUP, (the "Holder") or his successors or registered assigns, is entitled to purchase up to 1,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, at an exercise price of $2.00 per share (the "Purchase Price"), beginning on the date hereof and until the third anniversary of the date hereof (the "Expiration Date"), at which time this Warrant shall expire and the Holder shall have no further rights hereunder.




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            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Company" shall include View Systems, Inc. and any corporation that shall succeed to or assume the obligations of View Systems, Inc. hereunder.

            (b) The term "Public Offering" refers, to an underwritten public offering of securities of the Company pursuant to an effective registration statement under the Securities Act covering the offer and sale of such securities to the public.

            (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise), which stock or other securities the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.




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          EXERCISE OF WARRANT.

            EXERCISE. This Warrant may be exercised in full or in part or not at all by the person listed on the corporate records as the owner of this Warrant hereof by surrender of this Warrant and the subscription form annexed hereto (duly executed by such holder), to the Company at its principal office, accompanied by payment, in cash, or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription form by (b) the Purchase Price.

            TRUSTEE FOR WARRANT HOLDERS. In the event that a bank or trust company shall have been appointed as trustee for the holder of the Warrant, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 8 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1. The Company shall give the holder of the Warrant notice of the appointment of any trustee and any change thereof.

            DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within three
(3) days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, in such denominations as may be requested by such holder. The Company shall not be required to issue certificates representing fractions of shares of Common Stock (or Other Securities) upon the exercise of this Warrant, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock (or Other Securities).


            NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment due to such event.

            4. TRANSFER OF WARRANT. Prior to the Expiration Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are not transferable by the holders hereof, in whole or in part, at the principal office of the Company. Any such transfer shall be made upon Surrender of this Warrant together with the Assignment Form attached hereto properly executed, endorsed and guaranteed. Notwithstanding the foregoing, the Company may prohibit the transfer of this Warrant if such transfer is not in compliance with applicable laws. Only the shares that may be obtained upon exercise of the Warrants may be transferred and then only in accordance with applicable securities laws.

            5. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the holder hereof), a register for the Warrants, in which the Company shall record the name and address of the person




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in whose name a Warrant has been issued.

            6. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            7. WARRANT AGENT. The Company may, by written notice to the registered holder of this Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) on the exercise of the Warrant pursuant to Section 1 and replacing this Warrant pursuant to Section 6, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

            8. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.


            9. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of this Warrant.

            10. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Common Stock (or Other Securities), and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Dividends are not accruing on the stock underlying the warrants prior to the time that the Warrant is exercised and the underlying stock is issued.

            11. ANTI DILUTION ADJUSTMENTS. In the event the Company (1) shall pay a stock dividend in shares of Common Stock, (ii) shall subdivide its outstanding shares of Common Stock, (iii) shall combine its outstanding shares of Common Stock into a smaller number of shares or (iv) shall issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then additional shares of Common Stock shall be issued (upon exercise of the Warrant) to the Holder such that the number of shares subject to this Warrant immediately after such action shall bear the same relation to the total number of shares outstanding immediately after such action as the number of shares subject to this Warrant immediately prior to such action bore to the total number of shares outstanding immediately prior to such action. An adjustment made pursuant to this Section 12 shall become effective retroactively immediately after the record date in the case of a dividend or distribution of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. This section shall not apply to issues of common stock for value received by the Company in the form of cash, property or services.




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            12. RESTRICTION ON EXERCISE. In no event shall the Holder of this
Second Purchase Warrant be entitled to exercise the Second Purchase Warrant to the extent such exercise would result in such Holder's beneficially owning more than five percent (5%) of the outstanding shares of the Corporation's Common Stock. For these purposes, beneficial ownership shall be defined and calculated in accordance with Rule 13d-3, promulgated under the Securities Exchange Act of 1934, as amended.

            13. NOTICES GENERALLY. All notices and other communications from the Company to the registered holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at the address for such holder as it appears on the books of the Company or its agent.


            14. MISCELLANEOUS. This Warrant and any term hereof may not be changed, waived, discharged or terminated without the prior written consent of the Company and the Holder. This Warrant shall be construed and enforced in accordance with and governed by the Business Corporation Act of the State of New Jersey. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

            IN WITNESS WHEREOF, the undersigned has executed this Warrant on the 18th day of February, 2000.

                                         VIEW SYSTEMS, INC,
[Corporate Seal]
                                         By:
                                            ---------------------------------
                                            Name: Gunther Than
                                            Title: Chief Executive
                                                   Officer and Chairman

Attest:

By:
   --------------------------
   Name:
   Title:




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                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO VIEW SYSTEMS, INC.

            The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, __________ shares of Common Stock of VIEW SYSTEMS, INC. and herewith makes payment of $________ therefor in cash, and requests that the certificates for such shares be issued in the name of, and delivered to, RUBIN INVESTMENT GROUP, INC. whose address is c/o Rubin Investment Group, 2121 Avenue of the Stars, Suite 101, Los Angeles, California 90067.

Dated: __________ __, 2000 ______________________________
                                   (Signature must conform to name of holder as
                                    specified on the face of the Warrant)

                                    ------------------------------

                                    ------------------------------
                                              (Address)